CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136112) of Roma Financial Corporation (the "Corporation") of our report dated March 7, 2007, relating to the consolidated financial statements which appears in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.



                                        /s/Beard Miller Company LLP


Beard Miller Company LLP
Pine Brook, New Jersey
March 7, 2007